                                                                     EXHIBIT 4.3

                                                                     EXHIBIT C

No. _


THIS WARRANT CERTIFICATE (AND THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE REGULATION OF ANY STATE AND ARE NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 16 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.


                                  MEDAR, INC.
                   Common Stock Purchase Warrant Certificate

                               Dated July _, 1997
                               New York, New York


          FOR VALUE RECEIVED, the undersigned MEDAR, INC., a Michigan corporation (herein referred to as the "Company"), hereby certifies and agrees that _______________, or registered assigns, is entitled to purchase from the Company up to an aggregate of ________________ (______) duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock, no par value, or any stock into which such Common Stock shall have been changed or any stock or other securities resulting from a reclassification thereof (all such shares, stock or other securities which may be purchased by this, and all other, Warrants are herein known as the "Shares") at a purchase price per Share of $6.86 at any time and from time to time from the date hereof until 5:00 p.m. on June 30, 2005. The foregoing agreement and rights are all subject to the terms, conditions and adjustments (in both the number of Shares and the purchase price per Share) set forth below in this Warrant Certificate.

          This Warrant Certificate is one of the Common Stock Purchase Warrant Certificates (the "Warrants", which term includes all Warrants issued in substitution therefor) originally issued in connection with the issue and sale by the Company of $7,000,000 of its Senior Subordinated Secured Notes (the "Notes"). The Warrants and the Notes have been issued pursuant to the Note and Warrant Purchase Agreement dated as of July _, 1997 (the "Purchase Agreement") among the Company, and the Purchasers named therein. The Warrants originally so issued evidence rights to purchase an aggregate of 1,400,000 shares at an exercise price of $6.86 per share, subject to adjustment as provided herein. This Warrant is subject to the provisions, and is entitled to the benefits, of the Purchase Agreement, including, without limitation, the registration rights provisions contained therein.

          The Company represents that all Shares to which the holders of the Warrants shall be entitled upon the exercise thereof (i) are duly authorized by the Articles of Incorporation of the Company in accordance with the laws of the State of Delaware, (ii) have been duly authorized to be issued upon the exercise of the Warrants from time to time in whole or in part, (iii) will be, when issued in accordance with the terms of the Warrants, duly authorized and validly issued and fully paid and nonassessable and free and clear of all Liens and rights of others whatsoever (other than Liens and rights of others claiming by, through or under the holder hereof) and (iv) will not be at the time of such exercise subject to any restrictions on transfer or sale except as provided by applicable laws.

                 Section 1.  Exercise of Warrant.

                 1.1.  Manner of Exercise.

                 (a) This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day by surrender of this Warrant, together with the form of subscription attached as Annex A hereto (or a reasonable facsimile thereof) duly executed by such holder in substantially such form, to the Company at its office designated pursuant to the Purchase Agreement (or, if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant, at the location at which the underwriting agreement requires that such Shares be delivered); provided, however, that notwithstanding anything herein to the contrary, in the event the holder exercises this Warrant prior to July 15, 1998, the Company shall be entitled to exercise its right of exchange in lieu of such exercise as provided in Section 12(d) hereof.

                 (b) Payment of the exercise price for Shares shall be made, at the option of the holder (i) as provided in Section 1.5 hereof, (ii) as provided in Section 2 hereof, or (c) by check or wire transfer payable to the order of the Company, in any case, in an amount equal to (A) the number of Shares specified in such form of subscription, multiplied by (B) the then current exercise price. Such holder shall thereupon be entitled to receive the number of Shares specified in such form of subscription (plus cash in lieu of any fractional share as provided in Section 1.3 hereof).

                 1.2. Effective Date. Each exercise of this Warrant pursuant to Section 1.1(a) hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant is surrendered to the Company as provided in Section 1.1 hereof (except that if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant, then such exercise shall be deemed to have been effected upon such surrender of this Warrant), and such exercise shall be at the current exercise price in effect at such time. On each such day that an exercise of this Warrant is deemed effected, the Person or Persons in whose name or names any certificate or certificates for Shares are issuable upon such exercise (as provided in Section 1.3 hereof) shall be deemed to have become the holder or holders of record thereof.

                 1.3. Share Certificates, Cash for Fractional Shares, and Reissuance of Warrants. As promptly as practicable after the exercise of this Warrant, in whole or in part, and in any event





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

within five (5) Business Days thereafter (unless such exercise shall be in connection with a public offering of Shares subject to this Warrant, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes) will cause to be issued in the name of and delivered to the holder hereof or such other person as such holder may direct:

          (a) a certificate or certificates for the number of Shares to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per Share (determined in accordance with Section 3.2(g) hereof) on the effective date of such exercise; and

          (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number (which may be fractional) of Shares (without giving effect to any adjustment therein) equal to the number of such Shares called for on the face of this Warrant minus the number of Shares which could have been obtained upon such exercise for the exercise price paid if the current exercise price had been $6.86 per Share.

          1.4. Acknowledgment of Obligation. The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the holder hereof or of any Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any rights to registration of any such Shares pursuant to the Purchase Agreement) to which such holder shall continue to be entitled under this Warrant and the Purchase Agreement; provided, that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

          1.5. Notes. The holder shall have the option, but not the obligation, upon any exercise of this Warrant, to apply to the payment required by Section 1.1 hereof all or any part of the accrued and unpaid interest on, or principal of, any Notes at the time held by the holder. The Company will accept the amount of accrued and unpaid interest or principal, if such election is selected, specified in the form of subscription in satisfaction of the exercise price for such Shares to be purchased. The holder shall have the right to apply all or any portion of such accrued and unpaid interest or principal to exercise all or any portion of this Warrant whether or not payment on the Notes is otherwise prohibited.

          1.6. Restriction. The holder acknowledges that the Shares acquired upon exercise of the Warrant will be "restricted securities" as that term is defined under the regulations promulgated under the Securities Act, will not be saleable in the absence of an effective registration statement under the Securities Act or an exemption from registration, and accordingly may be required to be held for an indefinite period of time. The holder agrees that Shares issued pursuant hereto may contain the following legend on the face thereof: "This security has not been registered pursuant to the Securities Act of 1933, as amended, and each holder of this security by the acceptance hereof agrees that this security shall not be transferred in violation of said Act." The Company agrees that such legend shall be removed from any Shares which are no longer





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

subject to such restrictions.

          Each holder of a Warrant by acceptance thereof agrees that it will not sell or otherwise dispose of any Warrants or Shares unless such Warrants or Shares have been registered under, or have been sold pursuant to an exemption from registration under, the Securities Act. As a condition to the Company's obligation to issue a new Warrant to a transferee thereof which (x) is not a holder of a Warrant, the transferor must certify to the Company the facts on which the transferor is relying for such exemption or (y) is a holder of a Warrant, the transferor must represent to the Company in writing that the transfer is so exempt.

          Section 2. Conversion of Warrant.

          (a) In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the option, but not the obligation, to convert this Warrant, or any portion hereof (the "Conversion Right") into Shares as provided in this Section 2 at any time when this Warrant can be exercised pursuant to the first paragraph hereof. Upon exercise of the Conversion Right with respect to a particular number of Shares (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of Shares equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Section 2(b) hereof), which value shall be determined by subtracting (A) the aggregate current exercise price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate Market Price of such Converted Warrant Shares on the Conversion Date by (y) the Market Price of one Share on the Conversion Date.

          (b) The Conversion Right may be exercised by the holder by the surrender of this Warrant at the designated office of the Company together with a written statement (a "Conversion Notice") specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of Converted Warrant Shares (i.e., the Shares subject to this Warrant which are being surrendered in exercise of the Conversion Right). Such conversion shall be effective upon receipt by the Company of this Warrant together with the Conversion Notice, or on such later date as is specified therein (the "Conversion Date") and, at the election of the holder, may be made contingent upon the occurrence of any event specified in the Conversion Notice. Certificates for the Shares issuable upon exercise of the Conversion Right, cash in lieu of any fractional share to which such holder would otherwise be entitled in an amount equal to the same fraction of the Market Price per Share on the Conversion Date and, if applicable, a new Warrant evidencing the balance of the Shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder promptly following the Conversion Date.

          Section 3.  Current Exercise Price and Adjustments.

          3.1. Current Exercise Price. The term "current exercise price" shall mean initially $6.86 per Share, subject to adjustment from time to time as hereinafter provided, in effect at any given time. In determining the current exercise price, the result shall be expressed to the nearest





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

$.01, but any such lesser amount shall be carried forward and shall be considered at the time of and together with the next subsequent adjustment which, together with any adjustments being carried forward, shall amount to $.01 per Share or more.

                 3.2. Adjustment of Current Exercise Price. The current exercise price shall be subject to adjustment, from time to time (but not below zero), as follows:

                 (a) Adjustments for Stock Dividends, Recapitalization, etc. In the event the Company shall, after the Closing Date, issue any shares of Common Stock (i) by stock dividend or any other distribution upon the stock of the Company payable in Common Stock or in securities convertible into or exercisable or exchangeable for shares of Common Stock or (ii) in subdivision of its outstanding Common Stock, by reclassification or otherwise, the current exercise price then in effect shall be reduced proportionately; and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the current exercise price then in effect shall be increased proportionately. An adjustment made pursuant to this Section 3.2(a) shall become effective retroactively immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                 (b)  Intentionally Omitted.

                 (c) Adjustments for Issuance of Additional Stock. Subject to the exception referred to in Section 3.2(e) hereof and except as otherwise provided for in Section 3.2(a) hereof, in case the Company shall at any time or from time to time after the Closing Date issue any additional shares of its Common Stock ("Additional Common Stock") either (I) for consideration per share less than the then current Market Price per share of the Company's Common Stock (determined as provided in Section 3.2(g) hereof) immediately prior to the issuance of such Additional Common Stock, or (II) for a consideration per share less than the then current exercise price immediately prior to the issuance of such Additional Common Stock, or (III) without consideration, then (in the case of either clause (I), (II) or (III)), and thereafter successively upon each such issuance, the current exercise price shall forthwith be reduced to a price determined by multiplying such current exercise price by a fraction, of which

                 (A) the numerator shall be (i) the number of shares of the Company's Common Stock outstanding immediately prior to such issuance of shares of Additional Common Stock plus (ii) the number of shares of the Company's Common Stock which the aggregate amount of consideration, if any, received by the Company for the total number of shares of Additional Common Stock so issued would purchase at the greater of (x) the Market Price per share of the Company's Common Stock in effect immediately prior to such issuance of shares of Additional Common Stock or (y) the exercise price per Share in effect immediately prior to such issuance of shares of Additional Common Stock, and

                 (B) the denominator shall be the number of shares of the Company's Common





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


                 Stock outstanding immediately after such issuance of shares of Additional Common Stock,

provided, however, that such adjustment shall be made only if the current exercise price determined from the aforesaid fraction shall be less than the current exercise price in effect immediately prior to the issuance of such Additional Common Stock. The adjustment described in this Section 3.2(c) shall be made whenever such Common Stock is issued, and shall become effective retroactively immediately after the date on which the Company committed to make such issuance.

                 (d) Certain Rules in Applying the Adjustment for Additional Stock Issuances. For purposes of any adjustment as provided in Section 3.2(c), the following provisions shall also be applicable:


                          (1) Cash Consideration. In case of the issuance of Additional Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the net cash proceeds received by the Company for such Additional Common Stock after deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with the issuance of, such Additional Common Stock.

                          (2) Non-Cash Consideration. In case of the issuance (other than upon conversion or application of obligations or shares of stock of the Company) of Additional Common Stock for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration other than cash so received or to be received by the Company shall be deemed to be the value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, provided, that where the non-cash consideration consists of the cancellation, surrender or exchange of outstanding obligations of the Company (or where such obligations are otherwise converted into shares of the Company's Common Stock), the value of the non-cash consideration shall be deemed to be the amount, including principal and any accrued interest, as of the time of the Company's receipt, of the obligations cancelled, surrendered, satisfied, exchanged or converted. If the Company receives consideration, part or all of which consists of publicly traded securities, the value of such non-cash consideration shall be the aggregate market value of such securities (based on the latest reported trades) as of the close of the day immediately preceding the date of their receipt by the Company.

                          (3) Options, Warrants, Convertibles, etc. In case of the issuance (other than by way of a Distribution on Common Stock pursuant to Section 3.2(b) hereof), whether by distribution or sale to holders of its Common Stock or to others, by the Company of (i) any security that is convertible into the Company's Common Stock or (ii) any rights, options or warrants to purchase the Company's Common Stock (except for the





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

         Warrants), if inclusion thereof would result in a current exercise price lower than if excluded, the Company shall be deemed to have issued, for the consideration described below, the number of shares of the Company's Common Stock into which such convertible security may be converted when first convertible, or the number of shares of the Company's Common Stock deliverable upon the exercise of such rights, options or warrants when first exercisable, as the case may be (and such shares shall be deemed to be Additional Common Stock for purposes of Section 3.2(c) hereof). The consideration deemed to be received by the Company at the time of the issuance of such convertible securities or such rights, options or warrants shall be the consideration so received determined as provided in Sections 3.2(d)(1) and (2) hereof deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such convertible securities or rights, options or warrants, plus (x) any consideration or adjustment payment to be received by the Company in connection with such conversion, or, as applicable, (y) the aggregate price at which shares of the Company's Common Stock are to be delivered upon the exercise of such rights, options or warrants when first exercisable (or, if no price is specified and such shares are to be delivered at an option price related to the Market Price of the subject Common Stock, an aggregate option price bearing the same relation to the Market Price of the subject Common Stock at the time such rights, options or warrants were granted). In case any such securities, rights, options or warrants shall be issued in connection with the issue or sale of other securities of the Company comprising one integral transaction in which no specific consideration is allocated to such securities, rights, options or warrants, such securities, rights, options or warrants shall be deemed to have been issued without consideration. If, subsequently, (1) such number of shares into which such convertible security is convertible, or which are deliverable upon the exercise of such right, options or warrants, is increased or (2) the conversion or exercise price of such convertible security, rights, options or warrants is decreased, then the calculations under the preceding two sentences (and any resulting adjustment to the current exercise price under 3.2(c) hereof) with respect to such convertible security, rights, options or warrants, as the case may be, shall be recalculated as of the time of such issuance but giving effect to such changes (but any such recalculation shall not result in the current exercise price being higher than that which would be calculated without regard to such issuance). On the expiration or termination of such rights, options or warrants, or rights to convert, the current exercise price hereunder shall be readjusted (up or down as the case may be) to such current exercise price as would have been obtained had the adjustments made upon the issuance of such rights, options, warrants or convertible securities been made upon the basis of the delivery of only the number of shares of the Company's Common Stock actually delivered upon the exercise of such rights, options or warrants or upon the conversion of any such securities and at the actual exercise or conversion prices (but any such recalculation shall not result in the current exercise price being higher than that which would be calculated without regard to such issuance).

                          (4) Number of Shares Outstanding. The number of shares of the Company's Common Stock as at the time outstanding shall exclude all shares of the





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

         Company's Common Stock then owned or held by or for the account of the Company or any of its Subsidiaries but shall include the aggregate number of shares of the Company's Common Stock at the time deliverable in respect of the convertible securities, rights, options and warrants referred to in Section 3.2(d)(3); provided, that to the extent that such rights, options, warrants or conversion privileges are not exercised, such shares of Common Stock shall be deemed to be outstanding only until the expiration dates of the rights, warrants, options or conversion privileges or the prior cancellation thereof.

                 (e) Exclusions from the Adjustment for Additional Stock Issuances. No adjustment of the current exercise price under Section 3.2(c) hereof shall be made as a result of or in connection with the issuance of Shares upon exercise of the Warrants or the exercise of options to purchase 718,600 shares of the Company's Common Stock pursuant to options previously granted to certain officers of the Company pursuant to the Company's stock option plans. To the extent that the issuance (or deemed issuance) of the Company's Common Stock shall not result in any adjustment of the current exercise price pursuant to the provisions of this Section 3.2(e), then such Common Stock shall not be taken into account for purposes of determining any fraction referred to in Section 3.2(c) hereof.

                 (f) Accountants' Certification. Whenever the current exercise price is adjusted as provided in this Section 3.2, the Company will promptly obtain a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the current exercise price as so adjusted, the computation of such adjustment and a brief statement of facts accounting for such adjustment, and will mail to the holders of the Warrants a copy of such certificate from such firm of independent public accountants.

                 (g) Determination of Market Price. The current "Market Price" per share of the Company's Common Stock on any date shall be deemed to be the average of the daily closing prices for the twenty (20) consecutive trading dates ending on the trading day before such date. The closing price for each day shall be the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the principal national United States securities exchange on which the Company's Common Stock is listed or admitted to trading, or if the Company's Common Stock is not listed or admitted to trading on any such national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers Inc., Automated Quotation System Level I, or comparable system. If the closing price cannot be so determined, the Market Price shall be determined:

                          (x) by the written agreement of the Company and the holders of Warrants representing a majority of the Shares then obtainable from the exercise of outstanding Warrants (the "Majority Holders"); or

                          (y) in the event that no such agreement is reached within fifteen (15) days after the event giving rise to the need to determine the Market Price, by a





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

         nationally recognized U.S. investment banking firm, selected by the Company ("Company Appraiser") not more than 5 Business Days after the end of such 15 day period. Any appraiser appointed pursuant to this paragraph shall be instructed to make its determination as promptly as possible and in any event within 30 days of appointment. If no such selection is made within such period, then the Majority Holders shall as promptly as possible select such a firm whose determination shall be final and binding. If such selection is timely made by the Company, and the Majority Holders do not object to the Market Price as determined by the Company Appraiser within 10 days of receipt of notice thereof by all holders of Warrants, then the Market Price as determined by the Company Appraiser shall be the Market Price. If the Majority Holders do so object to the Company Appraiser's determination of Market Price, then the Majority Holders can select a nationally recognized U.S. investment banking firm ("Alternate Appraiser") to review the Company Appraiser's report and other relevant information. Within 10 days after receipt by the Alternate Appraiser of such report and such other information as is reasonably requested by the Alternate Appraiser, the Company Appraiser and Alternate Appraiser shall communicate and/or meet to resolve any questions or differences with respect to the Market Price. If such appraisers agree on a Market Price, such Market Price shall be the Market Price. If no agreement is reached then the Company Appraiser and Alternate Appraiser shall select a third nationally recognized firm (" Third Appraiser"). If the Company Appraiser and the Alternate Appraiser cannot agree on a Third Appraiser within 20 days of the end of such 10 day period, either may apply to the American Arbitration Association to appoint the Third Appraiser. The Third Appraiser shall, within 30 days of its hire, issue a report with its determination of Market Price which shall be conclusive and binding. All expenses of the Company Appraiser shall be borne by the Company. All expenses of the Alternate Appraiser shall be borne by the holders of the Warrants.
         All expenses of the Third Appraiser shall be borne equally by the Company and the holders of the Warrants.

Market Price shall be determined on the basis of the fair market value of the Company as if it were sold as a going concern on the date of valuation and without regard to the lack of any trading market for, or the lack of liquidity in, the Common Stock of the Company.

The Company shall cooperate, and shall provide all necessary information and assistance, to permit any determination under the preceding clause (x) or (y).

Each Appraiser shall be instructed to use its best efforts to give the Company and all holders reasonable advance notice of the Market Price and the contents of its report (by delivering a draft report) before the report is delivered in final form. Any communications or reports by an Appraiser to either the Company or any of the holders regarding Market Price shall be given simultaneously to both the Company and all of the holders.

         (h) Antidilution Adjustments Under Other Securities. Without limiting any other





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rights available hereunder to the holders of Warrants, if there is an antidilution adjustment (x) under any security which is convertible into Common Stock of the Company whether issued prior to or after the date hereof or (y) under any rights, options or warrants to purchase Common Stock of the Company whether issued prior to or after the date hereof (except for the Warrants and except as stated in Section 3.2(e) hereof) which (in the case of the preceding clause (x) or (y)) results in a reduction in the exercise or purchase price with respect to such security or rights or results in an increase in the number of shares obtainable under such security or rights, then an adjustment shall be made under this Section 3.2(h) to the current exercise price hereunder. Any such adjustment under this Section 3.2(h) shall be whichever of the following results in a lower current exercise price: (A) a reduction in the current exercise price equal to the percentage reduction in such exercise or purchase price with respect to such security or rights or (B) a reduction in the current exercise price which will result in the same percentage increase in the number of Shares available hereunder as the percentage increase in the number of Shares available under such security or rights. Any such adjustment under this
Section 3.2(h) shall only be made if it would result in a lower current exercise price than that which would be determined pursuant to any other antidilution adjustment otherwise required hereunder as a result of the event or circumstance which triggered the adjustment to the security or rights described in clause (x) or (y) above (and if any such adjustment is so made under this Section 3.2(h), then such other antidilution adjustment otherwise required hereunder shall not be made as a result of such event or circumstance).

                 (i) Reorganization Adjustments. In case of any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value or a stock split-up), the holder of this Warrant shall thereafter be entitled to purchase for the current exercise price the securities and property receivable upon such capital reorganization or reclassification by a holder of the number of shares of Common Stock which this Warrant entitled the holder hereof to purchase immediately prior to such capital reorganization or reclassification. In the event that at any time, as a result of an adjustment made pursuant to this Section 3.2(i), the holder of this Warrant shall become entitled to purchase any other securities or property other than Common Stock, thereafter the number of such other securities or property so purchasable upon exercise of this Warrant and the current exercise price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 3.2.

                 (j) Other Adjustments. Without limiting any provisions of this Section 3.2 or any other provisions of this Warrant, in case any event shall occur as to which any of the provisions of this Section 3.2 are not strictly applicable but the failure to make any adjustment would not fairly protect the exercise rights represented by the Warrants in accordance with the intent and principles of this Section 3.2, the Company shall at its expense appoint a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company), and reasonably satisfactory to the Majority Holders, which shall give their opinion upon the adjustment, if any, on a basis consistent with the intent and principles established in this Section 3.2, necessary to preserve, without dilution, the economic and other rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail copies thereof to the holders of the Warrants and shall make the adjustments described therein.

                 (k) Meaning of "Issuance". References in this Warrant to "issuance" of stock by the Company include issuances by the Company of previously unissued shares and issuances, sales or other transfers by the Company of treasury stock.

                 Section 4. Company's Consolidation or Merger. If the Company shall at any time consolidate with or merge into another corporation (where the Company is not the continuing corporation after such merger or consolidation), the holder of a Warrant shall thereafter be entitled to receive, upon the exercise thereof in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) a holder of the number of Shares then deliverable upon the exercise thereof would have been entitled upon such consolidation or merger (subject to adjustments under Section 3.2 hereof), and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure such holder that the provisions of the Warrants and the Purchase Agreement shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the exercise of this Warrant, including, but not limited to, obtaining a written acknowledgment from the continuing corporation of its obligation to supply such securities or property upon such exercise and to be so bound by the Warrant and the Purchase Agreement. A sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company to another person shall be deemed a consolidation or merger for the foregoing purposes.

                 Section 5.  Notice to Holders of Warrants.

                 In case at any time

                 (i) the Company shall take any action which would require an adjustment in the current exercise price pursuant to Section 3.2(a), (c), (h), (i) or (j); or

                 (ii) there shall be any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company; or

                 (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the holders of the Warrants, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such action, reorganization, reclassification, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be, and the terms thereof.

If the Company shall propose to issue or sell Common Stock (other than pursuant to the Warrants) or options, rights or warrants to purchase Common Stock, it shall, at least 30 days prior to the date of such proposed sale, notify the holder in writing of the name and address of the proposed purchaser, whether such purchaser is an Affiliate of the Company, the price and terms of the proposed sale and the type of securities to be sold. Such notice shall be accompanied by an investment letter, in form satisfactory to the Majority Holders, to be signed by the proposed purchaser and stating that such securities are not being acquired for resale. If the Company determines that the provisions of Section 3.2 do not result in any adjustment, such notice shall be accompanied by a written certification signed by the Board of Directors of the Company to that effect. If the Majority Holders object they shall, within 15 days after receipt of such notice, notify the Company of the name of a nationally recognized investment banking firm which has been selected by the Majority Holders to determine whether any such adjustment is required. The Company shall promptly make available to such firm all information and data it may reasonably acquire to make such determination. The determination of such investment banking firm shall be final. If the investment banker does not give notice to the Company and the Holder of its decision prior to a date 45 days following the Company's initial notice to the Holder, then the proposed sale shall be deemed not to require an adjustment. One-half of the costs and expenses of the investment banker shall be paid by the Company and one-half of such costs and expenses shall be paid by the holders of the Warrants.

                 Section 6. Number of Shares. Upon any adjustment of the current exercise price, the holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase at the current exercise price the number of Shares, calculated to the nearest 1/100 of a Share, obtained by multiplying the current exercise price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the new current exercise price resulting from such adjustment.

                 Section 7. Specific Performance. The Company stipulates that the remedies at law of a holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                 Section 8. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (prior to exercise of all or a portion of this Warrant) or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                 Section 9. Ownership; Transfer. The Company may treat the Person in whose name this Warrant is registered pursuant to Section 13(a) of the Purchase Agreement as the owner and holder of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of Section 16 of the Purchase Agreement regarding the issuance of a new Warrant or Warrants to transferees). This Warrant is transferable upon the conditions specified in Section 16 of the Purchase Agreement.

                 Section 10.  Covenants

                 10.1. Information Requirements. The Company will provide to each holder of Warrants or Shares, promptly after the same are available, copies of each annual report, proxy or financial statement or other communication sent to the Company's or a Subsidiary's stockholders and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the Securities and Exchange Commission or with any securities exchange or the National Association of Securities Dealers, Inc.

                 10.2. Reservation of Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the then outstanding Warrants.
                 10.3. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Company's Common Stock, free from all taxes, Liens and charges with respect to the issue thereof, upon the exercise of this Warrant from time to time outstanding and (c) will not take any action which results in any adjustment of this current exercise price under this Warrant if the total number of shares of the Company's Common Stock (or other securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's Certificate of Incorporation and available for the purpose of issue upon such exercise.

                 10.4. Listing of Shares. If the Company shall list any shares of its Common Stock on any national securities exchange, it will take such action as may be necessary, from time to time, to list the Shares, subject to issuance, on such exchange.

                 10.5. Securities Exchange Act Registration. At any time that the Company either files and such filing becomes effective, or is required to file, a registration statement with respect to Common Stock of the Company under Section 5 of the Securities Act or Section 12(b) or

Section 12(g) of the Securities Exchange Act, then thereafter:

                 (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act) with respect to the Common Stock of the Company under Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act and will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such
Section 12(b) or Section 12(g), whichever is applicable.

                 (b) The Company will, upon the request of the holder hereof or of any Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted to sell Shares pursuant to the provisions of Rule 144 under the Securities Act (or any successor statute, rule or regulation to Rule 144).

                 10.6. Maintenance of Public Market. At any time that the Company is required to comply with Section 10.5(a) or 10.5(b) hereof, the Company will not proceed with a program of acquisition of its own Common Stock, initiate a corporate reorganization or recapitalization or authorize or consent to any action which would have the effect of:

                 (a) removing the Company from registration with the Commission under the Securities Exchange Act,

                 (b) requiring the Company to make a filing under Section 13(e) of the Securities Exchange Act,

                 (c) reducing substantially or eliminating the public market for shares of Common Stock of the Company,

                 (d) if any shares of the Company's Common Stock are at any time listed on the National Association of Securities Dealers Inc. Automated Quotation System, causing a delisting of the Company's Common Stock from such System (unless such stock is delisted as a result of being listed on a national securities exchange), or

                 (e) if any shares of the Company's Common Stock are at any time listed on a national exchange, causing a delisting of such stock from such exchange.

                 10.7. Delivery of Information for Rule 144A Transactions. If a holder of Warrants or Shares proposes to transfer any such Warrants or Shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company and its Subsidiaries which is required to be delivered by such holder to any transferee of such Warrants or Shares pursuant to such Rule 144A.

                 Section 11. Redemption. At any time on or after July 1, 2000, the Company shall have the right to redeem the Warrants, in whole or in part, at a redemption price equal to $0.50 per Warrant, provided that (i) the Market Price (determined in accordance with the first two sentences of Section 3.2(g) hereof, except that the average shall be for the sixty (60) consecutive trading days immediately prior to the date of the redemption notice) per share of the Company's Common Stock shall be at least 250% of the current exercise price on the date of the redemption notice, (ii) the average number of shares traded for the same sixty (60) day period has been at least 20,000 shares per day and (iii) the Warrant holders are provided an opportunity to sell all of the Shares obtainable upon exercise of all of the then outstanding Warrants in an underwritten public offering paid for by the Company at a price per share of 95% or more of the price specified in clause (i). The Company may exercise such redemption right by written notice to the holders of the Warrants specifying the date of such redemption (which date shall not be less than 20 days after delivery of such notice to the holders of the Warrants) and the number of Warrants to be redeemed from each holder on such date. Any such redemption of less than all of the then outstanding Warrants shall be allocated among all holders of Warrants in proportion to the number of Warrants each then holds. Warrants shall be exercisable until 5:00 p.m. on the date fixed in such notice for redemption.

                 Section 12. Exchange. (a) At any time on or prior to July 15, 1998 that the Market Price per share of the Company's Common Stock equals or exceeds $11.86, the Company shall have the right to exchange the Warrants, in whole but not in part, for nonrestricted, freely tradeable shares of the Company's Common Stock (the "Exchange Shares"). Each Warrant holder shall be entitled to receive the number of Exchange Shares determined by the following formula:

      Number of Shares receivable
      upon exercise of the
      Warrants held by such holder    x        $7,000,000
      ----------------------------             ----------
             1,400,000                             CMP


where CMP equals the current Market Price per share of the Company's Common Stock as of the date of such notice. The Company may exercise such exchange right by written notice to the holders of the Warrants specifying the date of such exchange (which date shall be five Business Days after delivery of such notice to the holders of the Warrants). This Warrant may not be exercised after the receipt by the holder hereof of such exchange notice.

         (b) As of the close of business on the date fixed in such notice for the exchange, the Person or Persons in whose name or names this Warrant is registered shall be deemed to have become the holder or holders of record of such Exchange Shares. As promptly as practicable after the exchange of this Warrant pursuant to this Section 12, and in any event within five (5)

Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes) will cause to be issued in the name of and delivered to the holder hereof or such other person as such holder may direct a certificate or certificates for the number of shares of Common Stock of the Company to which such holder shall be entitled upon such exchange.

         (c) The holder of this Warrant shall have the option, by written notice to the Company given on or before the date of such exchange, to require the Company to attempt to sell its Exchange Shares on its behalf within 90 days following the date of the exchange for an aggregate net purchase price payable to the holder, after all costs and expenses of such sale, in an amount equal to the current Market Price per share of the Company's Common Stock as of the date of such notice times its number of Exchange Shares. In the event the Company has been unable to complete such sale on such terms by the 90th day following the date of the exchange, the holder shall have the option of continuing to hold the Exchange Shares or of canceling the exchange with respect to any of its Exchange Shares that were not sold on such terms. The holder can elect to cancel the exchange by written notice to the Company within five (5) Business Days following the termination of such ninety-day period. If the holder elects to cancel the exchange, the Company shall promptly, and in any event within five (5) Business Days after receipt from the holder of its notice of election to cancel the exchange, deliver to the holder hereof or such other person as such holder may direct a new Warrant or Warrants of like tenor to this Warrant, calling in the aggregate on the face or faces thereof for the number (which may be fractional ) of Shares (without giving effect to any adjustment therein) equal to (i) the number of Shares receivable upon exercise of the Warrants held by such holder immediately prior to the exchange, multiplied by (ii) one minus a fraction, the numerator of which is the number of such holder's Exchange Shares which the Company or the holder sold and the denominator of which is the number of Exchange Shares received by such holder in the exchange.

         (d) Notwithstanding anything herein to the contrary, in the event the holder hereof exercises this Warrant prior to July 15, 1998, the Company shall be entitled to exercise its right of exchange as provided in this Section 12 by giving written notice to the holder within 30 days of the date the Warrant is exercised. Any such exchange shall be upon the same terms as provided in this
Section 12, except such 30 day period for the Company to exercise its right to exchange may extend past July 15, 1998 and the Company may exercise such exchange right only with respect to the portion of this Warrant then being exercised. The right of the Company to elect to exchange shall be irrespective of and superior to the exercise of this Warrant. It is the intent of the parties that any gain the holders of the Warrants may realize upon the exercise of the Warrants prior to July 15, 1998 shall be limited to an aggregate of $7 million (or a pro rata portion thereof if less than all of the Warrants are exercised or exchanged).

                 Section 13. Headings. The headings and captions in this Warrant are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                 Section 14. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

                 Section 15. Survival. The obligations of the Company under this Warrant shall survive its full exercise.

                 Section 16. Definitions. Terms defined in the Purchase Agreement are used herein with the same definition. The following terms are defined in the following Sections of this Warrant:

                 Additional Common Stock                   3.2(c)

                 Alternate Appraiser                       3.2(g)

                 Company                                   First Paragraph

                 Company Appraiser                         3.2(g)

                 Conversion Date                           2(b)

                 Conversion Notice                         2(b)

                 Conversion Right                          2(a)

                 Converted Warrant Shares                  2(a)

                 current exercise price                    3.1

                 Distributions on Common Stock             3.2(b)

                 Market Price                              3.2(g)

                 Majority Holders                          3.2(g)

                 Purchase Agreement                        Second Paragraph

                 Shares                                    First Paragraph

                 Third Appraiser                           3.2(g)

                 Warrants                                  Second Paragraph

                 IN WITNESS WHEREOF, MEDAR, INC. has caused this Warrant to be dated and to be executed and issued on its behalf by its officer thereunto duly authorized.



                                                     MEDAR, INC.


                                                     By ________________________
                                                            Name:

                                                Title:

                                    ANNEX A

                              FORM OF SUBSCRIPTION

               (To be executed only upon exercise of the Warrant
                              in whole or in part)


To MEDAR, INC.

                 The undersigned registered holder of the accompanying Warrant hereby irrevocably exercises such Warrant or portion thereof for, and purchases thereunder,___________(1)/ Shares (as defined in such Warrant) and herewith [makes payment therefor by application pursuant to Section 1.5 of such Warrant of ___________________] [or] [makes payment therefor by conversion of ____ Shares represented by such Warrant pursuant to Section 2 of such Warrant] [or] [makes payment therefor of $_________]. The undersigned requests that the certificates for such Shares be issued in the name of, and delivered to, _____________________ whose address is _________________________________.

Dated:  _______________________



___________________________________
                                         (Name must conform to name of holder as
                                         specified on the face of the Warrant)



__________________________________
                                         (Street Address)



___________________________________
                                         (City)   (State)   (Zip Code)





____________________

(1)/ Insert the number of Shares as to which this Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the holder surrendering the same.

                               FORM OF ASSIGNMENT

                  (To be signed only a transferor of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto __________________________ the right represented by the within Warrant to purchase _________ shares of Common Stock of MEDAR, INC. to which the within Warrant relates, and appoints ______________________ Attorney to transfer such right on the books of MEDAR, INC. with full power of substitution in the premises.


Dated: _________________

                                         _______________________________________
                                         (Name must conform to name of holder as
                                         specified on the face of the Warrant)


                                         ___________________________________
                                         (Street Address)



                                         ___________________________________
                                         (City) (State) (Zip Code)



Signed in the presence of:


_____________________________